EXHIBIT 10.2

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made as of August 13, 2014 by and between Interphase Corporation, a Texas corporation (the “Company”), and Hodges Small Cap Fund, a Massachusetts registered investment company(“Purchaser”). Capitalized terms used but not otherwise defined herein are defined in Section 1 hereof.

RECITALS

A.     In connection with that certain Common Stock Purchase Agreement by and between the Company and Purchaser, dated as of August 13, 2014 (the “Purchase Agreement”), the Company has agreed, upon the terms and subject to the conditions set forth in the Purchase Agreement, to issue and sell to Purchaser 1,367,000 shares (the “Shares”) of the common stock of the Company, $0.10 par value per share (the “Common Stock”).

B.     In accordance with the terms of the Purchase Agreement, the Company has agreed to provide Purchaser with certain registration rights.

TERMS AND CONDITIONS

Now, therefore, in accordance with the terms of the Purchase Agreement, and in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Purchaser hereby agree as follows:

1.             Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings indicated:

“Additional Filing Date” means the later of (i) the date 60 days after the date substantially all of the Registrable Securities registered under the immediately preceding Registration Statement are sold and (ii) the date six months from the Effective Date of the immediately preceding Registration Statement, or, if such date is not a Business Day, the next date that is a Business Day.

“Additional Registration Statement” has the meaning set forth in Section 2.1(a).

“Additional Required Effectiveness Date” means the date which is the earliest of (i) if the Registration Statement does not become subject to review by the SEC, (a) 90 days after the Additional Filing Date or (b) five Trading Days after the Company receives notification from the SEC that the Additional Registration Statement will not become subject to review and the Company fails to request to accelerate the effectiveness of the Registration Statement, or (ii) if the Additional Registration Statement becomes subject to review by the SEC, 120 days after the Additional Filing Date, or, if such date is not a Business Day, the next date that is a Business Day.

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law to remain closed.

“Common Stock” has the meaning set forth in the recitals hereto.

“Effective Date” means the date that a Registration Statement is first declared effective by the SEC.

“Effectiveness Period” has the meaning set forth in Section 2.1(b).

“Eligible Market” means any of the following: (i) The NASDAQ Capital Market, (ii) The NASDAQ Global Market, (iii) The NASDAQ Global Select Market, (iv) The New York Stock Exchange, Inc., or (v) The NYSE MKT.

“Event” has the meaning set forth in Section 2.1(d).

“Event Payments” has the meaning set forth in Section 2.1(d).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Filing Date” means the Initial Filing Date and the Additional Filing Date, as applicable.

“Indemnified Party” has the meaning set forth in Section 2.4(c).

“Indemnifying Party” has the meaning set forth in Section 2.4(c).

“Initial Filing Date” means 30 days after the date hereof or, if such date is not a Business Day, the next date that is a Business Day.

“Initial Registration Statement” has the meaning set forth in Section 2.1(a).

“Initial Required Effectiveness Date” means the date which is the earliest of (i) if the Registration Statement does not become subject to review by the SEC, the earliest of (a) 90 days after the date hereof or (b) five Trading Days after the Company receives notification from the SEC that the Registration Statement will not become subject to review and the Company fails to request to accelerate the effectiveness of the Registration Statement, or (ii) if the Registration Statement becomes subject to review by the SEC, 120 days after the date hereof, or, if such date is not a Business Day, the next date that is a Business Day.

“Losses” means any and all losses, claims, damages, liabilities, settlement costs and expenses, including reasonable out-of-pocket attorneys’ fees.

“Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

“Proceeding” means an action, claim, suit, investigation or proceeding (including a partial proceeding, such as a deposition), whether commenced or threatened in writing.

“Prospectus” means the prospectus included in the Registration Statement (including a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Registrable Securities” means the Shares, together with any securities issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the Shares; provided, that Purchaser has completed and delivered to the Company a Registration Statement Questionnaire (the form of which is attached hereto as Exhibit B); and provided further, that the Shares shall cease to be Registrable Securities upon the earliest to occur of the following: (A) sale pursuant to a Registration Statement or Rule 144 under the Securities Act, or (B) becoming eligible for sale by Purchaser pursuant to Rule 144 without the requirement to be in compliance with Rule 144(c)(1).

“Registration Statement” means each registration statement required to be filed under Section 2, including the Initial Registration Statement, all Additional Registration Statements, and, in each case, the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“Required Effectiveness Date” means the Initial Required Effectiveness Date and the Additional Required Effectiveness Date, as applicable.

“Rule 144,” “Rule 415,” and “Rule 424” mean Rule 144, Rule 415 and Rule 424, respectively, promulgated by the SEC pursuant to the Securities Act, as such Rules may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

“SEC” means the Securities and Exchange Commission.

“SEC Guidance” means (i) Rule 415 promulgated under the Securities Act and (ii) any publicly available written guidance, comments or requirements of the SEC staff regarding Rule 415.

“Securities Act” means the Securities Act of 1933, as amended.

“Shares” has the meaning set forth in the recitals hereto.

“Trading Day” means (a) any day on which the Common Stock is listed or quoted and traded on its primary Trading Market, or (b) if the Common Stock is not then listed or quoted and traded on its primary Trading Market, then a day on which trading of the Common Stock occurs on an Eligible Market, or (c) if the Common Stock is not listed or quoted as set forth in clauses (a) or (b) hereof, any Business Day.

“Trading Market” means The NASDAQ Capital Market, The NASDAQ Global Select Market, The NASDAQ Global Market, The NYSE MKT, The New York Stock Exchange, Inc. or any other Eligible Market, or any national securities exchange, market or trading or quotation facility on which the Common Stock is then listed or quoted.

2.             Registration Rights.

2.1          Registration Statement

(a)     As promptly as possible, and in any event on or prior to the Initial Filing Date, the Company shall prepare and file with the SEC a Registration Statement covering the resale of all Registrable Securities for an offering to be made on a continuous basis pursuant to Rule 415. The Registration Statement shall be on Form S-3 (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, in which case such registration shall be on another appropriate form in accordance with the Securities Act) and shall contain (except if otherwise requested by the SEC) the “Plan of Distribution” in substantially the form attached hereto as Exhibit A. To the extent the staff of the SEC does not permit pursuant to the SEC Guidance all of the Registrable Securities to be registered on the initial Registration Statement filed pursuant to this Section 2.1(a) (the “Initial Registration Statement”), the Company shall file additional Registration Statements (each an “Additional Registration Statement”), or if for any other reason any Registrable Securities are not then included in a Registration Statement filed under this Agreement, as promptly as possible, and in any event on or prior to the Additional Filing Date, successively trying to register on each such Additional Registration Statement the maximum number of remaining Registrable Securities until all of the Registrable Securities have been registered with the SEC.

(b)     The Company shall use its commercially reasonable efforts to cause each Registration Statement to be declared effective by the SEC as promptly as practicable after the filing thereof, but in any event prior to the applicable Required Effectiveness Date, and shall use its commercially reasonable efforts to keep the Registration Statement continuously effective under the Securities Act until the earlier of (i) the date that all Registrable Securities covered by such Registration Statement have been sold or can be sold publicly without restriction or limitation under Rule 144 (including the requirement to be in compliance with Rule 144(c)(1)) or (ii) the date that is three years following the date hereof (the “Effectiveness Period”); provided, that, upon notification by the SEC that a Registration Statement will not be reviewed or is no longer subject to further review and comments, the Company shall request acceleration of such Registration Statement within five Trading Days after receipt of such notice and request that it become effective on 4:00 p.m., New York City time, on the Effective Date and file a prospectus supplement for any Registration Statement, whether or not required under Rule 424 (or otherwise), by 9:00 a.m., New York City time, the day after the Effective Date.

(c)     The Company shall notify Purchaser in writing promptly (and in any event within two Trading Days) after receiving notification from the SEC that a Registration Statement has been declared effective.

(d)     Should an Event (as defined below) occur, then on the 30th day following the date of the occurrence of such Event, and on each 30th day thereafter until the applicable Event is cured, the Company shall pay to Purchaser by wire transfer or check within five Business Days after the end of each 30-day period an amount in cash, as liquidated damages and not as a penalty, equal to 1% of the Purchase Price of the Registrable Securities then held by Purchaser; provided, however, that the total amount of payments pursuant to this Section 2.1(d) shall not exceed, when aggregated with all such payments paid to Purchaser, 10% of the aggregate Purchase Price hereunder. The payments to which Purchaser shall be entitled pursuant to this Section 2.1(d) are referred to herein as “Event Payments.” Any Event Payments payable pursuant to the terms hereof shall apply on a prorated basis for any portion of a 30-day period prior to the cure of an Event. If the Company fails to make an Event Payment in a timely manner, such Event Payment shall bear interest at the rate of 1% per 30-day period (prorated for partial 30-day periods) until paid in full. The parties agree that the Company will not be liable for liquidated damages under this Section 2.1(d) with respect to (1) any period after the expiration of the Effectiveness Period, and (2) as to any Registrable Securities which are not permitted by the SEC to be included in a Registration Statement due solely to SEC Guidance from the time that it is determined that such Registrable Securities are not permitted to be registered so long as not due to any action taken by the Company to register shares that are not Registrable Securities. In such case, the Event Payments shall be calculated to only apply to the percentage of Registrable Securities which are permitted in accordance with SEC Guidance to be included in such Registration Statement. In the event that the Company registers some but not all of the Registrable Securities, the 1% of liquidated damages referred to above for any monthly period shall be reduced to equal the percentage determined by multiplying 1% by a fraction, the numerator of which shall be the number of Registrable Securities for which there is not an effective Registration Statement at such time and the denominator of which shall be the number of Registrable Securities at such time. The Required Effectiveness Date for a Registration Statement shall be extended without default or liquidated damages hereunder in the event that the Company’s failure to obtain the effectiveness of the Registration Statement on a timely basis results from the failure of Purchaser to timely provide the Company with information requested by the Company and necessary to complete the Registration Statement in accordance with the requirements of the Securities Act (in which case the Required Effectiveness Date will be extended with respect to Registrable Securities held by Purchaser).

For such purposes, each of the following shall constitute an “Event” (unless resulting from the fault of Purchaser):

(i)     a Registration Statement is not filed on or prior to its Filing Date; and

(ii)     a Registration Statement is not declared effective on or prior to its Required Effectiveness Date.

(e)     The Company shall not, from the date hereof until the Effective Date of the Initial Registration Statement, prepare and file with the SEC a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than any registration statement or post-effective amendment to a registration statement (or supplement thereto) relating to the Company’s employee benefit plans registered on Form S-8 or, in connection with an acquisition, on Form S-4.

2.2           Registration Procedures. In connection with the Company’s registration obligations hereunder, the Company shall:

(a)     At least three Trading Days prior to the filing of a Registration Statement or any related Prospectus or any amendment or supplement thereto, furnish via email to Purchaser copies of all such documents proposed to be filed, which documents (other than any document that is incorporated or deemed to be incorporated by reference therein) will be subject to the review of Purchaser (it being acknowledged and agreed that if Purchaser does not object to or comment on the furnished documents within the three Trading Day period, then Purchaser shall be deemed to have consented to and approved the use of such documents). The Company shall reflect in each such document when so filed with the SEC such comments regarding Purchaser and the plan of distribution as Purchaser may reasonably and promptly propose no later than three Trading Days after Purchaser has been so furnished with copies of such documents as aforesaid.

(b)     (i) Prepare and file with the SEC such amendments, including post-effective amendments, to each Registration Statement and the Prospectus used in connection therewith as may be necessary to keep the Registration Statement continuously effective as to the applicable Registrable Securities for the Effectiveness Period and prepare and file with the SEC such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities; (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424; and (iii) comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by the Registration Statement during the applicable period in accordance with the intended methods of disposition by Purchaser set forth in the Registration Statement as so amended or in such Prospectus as so supplemented; provided, however, that, subject to applicable requirements, Purchaser shall be responsible for the delivery of the Prospectus to the Persons to whom Purchaser sells any of the Shares (including in accordance with Rule 172 under the Securities Act), and Purchaser agrees to dispose of Registrable Securities in compliance with the plan of distribution described in the Registration Statement and otherwise in compliance with applicable federal and state securities laws.

(c)     Subject to the last two sentences of this Section 2.2(c), in the event of: (i) any request by the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to the Registration Statement or related Prospectus or for additional information; (ii) the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose; or (iv) any event or circumstance which necessitates the making of any changes in the Registration Statement or Prospectus, or any document incorporated or deemed to be incorporated therein by reference, so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, then (in any such event) the Company shall promptly deliver a certificate in writing to Purchaser (the “Suspension Notice”) to the effect of the foregoing, and upon receipt of such Suspension Notice, Purchaser will refrain from selling any Registrable Securities pursuant to the Registration Statement (a “Suspension”) until Purchaser is advised in writing by the Company that the current Prospectus may be used, and has received copies from the Company of any additional or supplemental filings that are incorporated or deemed incorporated by reference in any such Prospectus. In the event of any Suspension, the Company will use its commercially reasonable efforts to cause the use of the Prospectus so suspended to be resumed as soon as reasonably practicable after delivery of a Suspension Notice to Purchaser. In addition to and without limiting any other remedies (including at law or at equity) available to the Company and Purchaser, the Company and Purchaser shall be entitled to specific performance in the event that the other party fails to comply with the provisions of this Section 2.2(c). Unless a Suspension is the fault of Purchaser, the Company shall use its commercially reasonable efforts to ensure that (i) a Suspension shall not exceed 30 days individually, (ii) Suspensions covering no more than 60 days, in the aggregate, shall occur during any 12-month period and (iii) each Suspension shall be separated by a period of at least 30 days from a prior Suspension (each Suspension that satisfies the foregoing criteria being referred to herein as a “Qualifying Suspension”). In the event that there occurs a Suspension (or part thereof) that is not the fault of Purchaser and does not constitute a Qualifying Suspension, the Company shall pay to Purchaser, on the 30th day following the first day of such Suspension (or the first day of such part), and on each 30th day thereafter, an amount equal to 1% of the Purchase Price paid for the Shares purchased by Purchaser and not previously sold by Purchaser, with such payments to be prorated on a daily basis during each 30-day period and will be paid to Purchaser by wire transfer or check within five Business Days after the end of each 30-day period following.

(d)     Use its commercially reasonable efforts to avoid the issuance of or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of any Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, as soon as possible.

(e)     If requested by Purchaser, provide Purchaser, without charge, at least one conformed copy of each Registration Statement and each amendment thereto, including financial statements and schedules, and all exhibits to the extent specifically requested by Purchaser (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the SEC; provided, that the Company shall have no obligation to provide any document pursuant to this paragraph that is available on the SEC’s EDGAR system.

(f)     Promptly deliver to Purchaser, without charge, as many copies of the Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as Purchaser may reasonably request. The Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by Purchaser in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto to the extent permitted by federal and state securities laws and regulations.

(g)     (i) In the manner required by each Trading Market on which the Common Stock is listed, prepare and file with such Trading Market an additional shares listing application covering all of the Registrable Securities; (ii) use commercially reasonable efforts to take all steps necessary to cause such Registrable Securities to be approved for listing on each such Trading Market as soon as possible thereafter; and (iii) if requested by Purchaser, provide to Purchaser evidence of such approval.

(h)     Prior to any public offering of Registrable Securities, use its commercially reasonable efforts to, if necessary, register or qualify or cooperate, with Purchaser in connection with the registration or qualification (or exemption from such registration or qualification), of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as Purchaser requests in writing, to keep each such registration or qualification (or exemption therefrom) effective for so long as required, but not to exceed the duration of the Effectiveness Period, and to do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by a Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(i)     If requested by Purchaser, cooperate with Purchaser to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to a Registration Statement, which certificates shall be, to the extent permitted by this Agreement and under law, free of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as Purchaser may reasonably request.

(j)     It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of Purchaser or to make any Event Payments set forth in Section 2.1(d) to Purchaser that Purchaser furnish to the Company the information specified in Exhibit B hereto and such other information regarding Purchaser, the Registrable Securities and other shares of Common Stock held by it, and the intended method of disposition of the Registrable Securities held by it (if different from the Plan of Distribution set forth on Exhibit A hereto), as shall be reasonably required to effect the registration of such Registrable Securities and shall complete and execute such documents in connection with such registration as the Company may reasonably request.

(k)     The Company shall comply with all applicable rules and regulations of the SEC under the Securities Act and the Exchange Act, including Rule 172 under the Securities Act; file any final Prospectus, including any supplement or amendment thereof, with the SEC pursuant to Rule 424 under the Securities Act; promptly inform Purchaser in writing if, at any time during the Effectiveness Period, the Company does not satisfy the conditions specified in Rule 172 and, as a result thereof, Purchaser is required to make available a Prospectus in connection with any disposition of Registrable Securities; and take such other actions as may be reasonably necessary to facilitate the registration of the Registrable Securities hereunder.

2.3           Registration Expenses. The Company shall pay all fees and expenses incident to the performance of or compliance with Section 2 incurred by the Company (excluding, for the avoidance of doubt, underwriting discounts and commissions or any of Purchaser’s attorneys’ fees), including (a) all registration and filing fees and expenses incurred by the Company, including those related to filings with the SEC, any Trading Market, and in connection with applicable state securities or Blue Sky laws, (b) printing expenses (including expenses of printing certificates for Registrable Securities), (c) messenger, telephone and delivery expenses, (d) fees and disbursements of counsel for the Company, (e) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement, and (f) all listing fees to be paid by the Company to the Trading Market.

2.4           Indemnification

(a)     Indemnification by the Company. The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless Purchaser, the officers, directors, partners, members, agents and employees of Purchaser, each Person who controls Purchaser (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, partners, members, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all Losses (as determined by a court of competent jurisdiction in a final judgment not subject to appeal or review) arising solely out of or relating to any violation by the Company of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation thereunder related to the offer and sale of the Registrable Securities, any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any Prospectus or any form of Company prospectus or in any amendment or supplement thereto or in any Company preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, except to the extent that (i) such untrue statements, alleged untrue statements, omissions or alleged omissions are based upon information regarding Purchaser furnished in writing to the Company by Purchaser (or its counsel) for use therein, or to the extent that such information relates to Purchaser or Purchaser’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved by Purchaser (or its counsel) expressly for use in the Registration Statement, (ii) with respect to any prospectus, if the untrue statement or omission of material fact contained in such prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented, if such corrected prospectus was timely made available by the Company to Purchaser, and Purchaser seeking indemnity hereunder was advised in writing not to use the incorrect prospectus prior to the use giving rise to Losses or (iii) with respect to any sales of Registrable Securities during a Suspension period, after notice is given in accordance with Section 2.2(c).

(b)     Indemnification by Purchaser. Purchaser shall indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all Losses (as determined by a court of competent jurisdiction in a final judgment not subject to appeal or review) arising solely out of any untrue statement of a material fact contained in the Registration Statement, any Prospectus, or any form of prospectus, or in any amendment or supplement thereto, or arising out of or relating to any omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, but only to the extent that (i) such untrue statement or omission is contained in any information so furnished by Purchaser (or its counsel) in writing to the Company specifically for inclusion in such Registration Statement or such Prospectus, (ii) such untrue statement or omission is based solely upon information regarding Purchaser furnished to the Company by Purchaser (or its counsel) in writing expressly for use therein, or (iii) such information relates to Purchaser or Purchaser’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved by Purchaser (or its counsel) expressly for use in the Registration Statement (it being understood that the information provided by Purchaser to the Company in Exhibit B and the Plan of Distribution set forth on Exhibit A, as the same may be modified by Purchaser, and other information provided by Purchaser to the Company in or pursuant to this Agreement or the Purchase Agreement constitutes information reviewed and expressly approved by Purchaser in writing expressly for use in the Registration Statement), such Prospectus or such form of Prospectus or in any amendment or supplement thereto. In no event shall the liability of Purchaser hereunder be greater in amount than the dollar amount of the net proceeds received by Purchaser upon the sale of the Registrable Securities giving rise to such indemnification obligation.

(c)     Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure proximately and materially adversely prejudiced the Indemnifying Party. An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless: (i) the Indemnifying Party has agreed in writing to pay such fees and expenses; or (ii) the Indemnifying Party shall have failed to timely assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (iii) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and the reasonable fees and expenses of separate counsel shall be at the expense of the Indemnifying Party). It is agreed, however, that the Indemnifying Party shall not, in connection with any one such Proceeding (including separate Proceedings that have been or will be consolidated before a single judge as part of the same action, claim or suit) be liable for the fees and expenses of more than one separate firm of attorneys at any time for all Indemnified Parties, which firm shall be appointed by a majority of the Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

(d)     Contribution. If a claim for indemnification under Section 2.4(a) or (b) is unavailable to an Indemnified Party (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 2.4(c), any reasonable out-of-pocket attorneys’ or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section 2.4(d) was available to such party in accordance with its terms. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 2.4(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 2.4(d), Purchaser shall not be required to contribute, in the aggregate, any amount in excess of the amount by which the proceeds actually received by Purchaser from the sale of the Registrable Securities subject to the Proceeding exceeds the amount of any damages that Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(e)     Non-exclusive Liability. The indemnity and contribution agreements contained in this Section 2.4 are in addition to any other liability that the Indemnifying Parties may have (under law or based on any other agreement) to the Indemnified Parties.

2.5           Confidential Information. Purchaser covenants that it will maintain in confidence the receipt and content of any Suspension Notice until such information (i) becomes generally publicly available other than through a violation of this provision by Purchaser or its agents or (ii) is required to be disclosed in legal Proceedings (such as by deposition, interrogatory, request for documents, subpoena, civil investigation demand, filing with any governmental authority or similar process); provided, however, that before making any disclosure in reliance on Section 2.5(ii), Purchaser will give the Company at least 15 days’ prior written notice (or such shorter period as required by law) specifying the circumstances giving rise thereto and, Purchaser will furnish only that portion of the non-public information which is legally required and will exercise all reasonable efforts to ensure that confidential treatment will be accorded any non-public information so furnished; provided, further, that notwithstanding Purchaser’s agreement to keep such information confidential, Purchaser makes no such acknowledgement that any such information is material non-public information.

3.             Miscellaneous.

3.1     Governing Law. This Agreement shall be governed by, enforced under and construed in accordance with the laws of the State of Texas, without regard to the choice of law provisions thereof that would apply the laws of any other state, and the federal laws of the United States.

3.2     Successors and Assigns. This Agreement may not be assigned by a party hereto without the prior written consent of the other party hereto. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors and permitted assigns of the parties hereto.

3.3     Entire Agreement. This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof, and neither party shall be liable or bound to the other party in any manner by any representations, warranties, covenants, or agreements except as specifically set forth herein or therein. Nothing in this Agreement, express or implied, is intended to confer upon any Person, other than the parties hereto and their respective successors and permitted assigns and the Persons entitled to indemnification under Section 2.4, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, expressly provided herein.

3.4     Severability. In the event any provision of this Agreement shall be invalid, illegal, or unenforceable, it shall, to the extent practicable, be modified so as to make it valid, legal, and enforceable and to retain as nearly as practicable the intent of the parties, and the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

3.5     Amendment and Waiver. Except as otherwise provided herein, any term or provision of this Agreement may be amended, and the observance of any term or provision of this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely), only with the written consent of the Company and Purchaser. Any amendment or waiver effected in accordance with this Section 3.5 shall be binding upon Purchaser and the Company.

3.6     Fees and Expenses. Except as otherwise set forth herein, each of the Company and Purchaser shall bear its own expenses and legal fees incurred on their behalf with respect to this Agreement and the transactions contemplated hereby.

3.7     Notices. All notices, requests, consents, and other communications hereunder shall be in writing, shall be delivered by first-class registered or certified mail, postage prepaid, or overnight or local courier, or by facsimile and shall be deemed given (i) if delivered by first-class registered or certified mail domestic, upon the business day received, (ii) if delivered by overnight carrier, one business day after timely delivery to such carrier, (iii) if delivered by local courier, on the date of delivery or (iv) if delivered by facsimile, upon electric confirmation of receipt and shall be addressed as follows, or to such other address or addresses as may have been furnished in writing by a party to another party pursuant to this Section 3.7:

if to the Company, to:

Interphase Corporation

4240 International Parkway, Suite 105

Carrollton, Texas 75007

Attention: Thomas N. Tipton, Jr., Chief Financial Officer

Facsimile: 214-654-5500

with a copy (which shall not constitute notice) to:

Gardere Wynne Sewell LLP

1601 Elm Street, Suite 3000

Dallas, TX 75201

Attention: Richard A. Tulli

Facsimile: 214-999-3676

if to Purchaser, to:

Hodges Small Cap Fund

2905 Maple Avenue

Dallas, TX 75201

Attention: Eric Marshall

Facsimile: 214-954-1523

3.8     Interpretation. For purposes of this Agreement, unless the context otherwise requires or unless otherwise specified, (i) the word “including” means “including, without limitation,” (ii) the terms “hereof,” “herein,” and “herewith” and words of similar import shall be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, (iii) the masculine gender shall also include the feminine and neutral genders, and vice versa, (iv) the headings of the sections and paragraphs of this Agreement have been inserted for convenience of reference only and shall in no way restrict or otherwise modify any of the terms or provisions hereof, and (v) all capitalized terms defined herein are equally applicable to both the singular and plural forms of such terms.

3.9     Counterparts. This Agreement may be executed by facsimile signature and in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

[The Remainder of this Page is Blank]

IN WITNESS WHEREOF, the foregoing Registration Rights Agreement is hereby executed as of the date first above written.

INTERPHASE CORPORATION

By:	/s/ Gregory B. Kalush
Name:	Gregory B. Kalush
Title:	Chief Executive Officer

HODGES SMALL CAP FUND

By:	/s/ Eric Marshall
Name:	Eric Marshall
Title:	Portfolio Manager

EXHIBIT A

PLAN OF DISTRIBUTION

The common stock being offered for resale by the selling shareholder under this prospectus consists of 1,367,000 shares of our common stock acquired by Purchaser in our private placement which closed on August 13, 2014, with gross proceeds to us of approximately $3,349,150. The selling shareholder may, from time to time, sell, transfer or otherwise dispose of any or all of the common stock covered hereby (the “shares”) or its interests in the shares on the NASDAQ Capital Market or any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. The selling shareholder may use one or more of the following methods when disposing of the shares or interests therein:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	privately negotiated transactions;

●	through one or more underwriters on a firm commitment or best-efforts basis;

●	through the writing of options on shares, whether the options are listed on an options exchange or otherwise;

●	by pledge to secure debts and other obligations or on foreclosure of a pledge;

●	block trades in which the broker-dealer will attempt to sell the shares as an agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	through the settlement of short sales;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of disposition; and

●	any other method permitted pursuant to applicable law.

The selling shareholder may also sell the shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling shareholder may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction, not in excess of a customary brokerage commission in compliance with FINRA Rule 2440, and in the case of a principal transaction, a markup or markdown in compliance with FINRA IM-2440.

A-1

In connection with the sale of the shares or interests therein, the selling shareholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares in the course of hedging the positions they assume. The selling shareholder may also, to the extent permitted under Rule 105 of Regulation M promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), sell shares of its common stock short and deliver these shares to close out their short positions, or loan or pledge shares of its common stock to broker-dealers that in turn may sell these shares. The selling shareholder may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling shareholder and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling shareholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the selling shareholder or any other person. The Company will make copies of this prospectus available to the selling shareholder and have informed it of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

We are required to pay all fees and expenses incident to the registration of the shares. We have also agreed to indemnify the selling shareholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act, in accordance with the registration rights agreement. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

A-2

EXHIBIT B

REGISTRATION STATEMENT QUESTIONNAIRE

INTERPHASE CORPORATION

This questionnaire is necessary to obtain information to be used by Interphase Corporation (the “Company”) to complete a Registration Statement (the “Registration Statement”) covering the resale of certain shares of the common stock of the Company, $0.10 par value per share (the “Common Stock”). Please complete and return this questionnaire to Gardere Wynne Sewell LLP, the Company’s legal counsel, to the attention of Richard A. Tulli, either by mail to Gardere Wynne Sewell LLP, 1601 Elm Street, Suite 3000, Dallas, Texas 75201 or by fax to 214-999-3676. Please return the questionnaire by August 13, 2014 or sooner, if possible. Call Richard A. Tulli at 214-999-4676 with questions.

FAILURE TO RETURN THE QUESTIONNAIRE MAY RESULT IN THE EXCLUSION OF YOUR NAME AND SHARES FROM THE REGISTRATION STATEMENT.

Please answer all questions. If the answer to any question is “None” or “Not Applicable,” please so state.

If there is any question about which you have any doubt, please set forth the relevant facts in your answer.

1.	Please correct your name and/or address if not correct below

Name:

Address:

2.

Please state the total number of currently outstanding shares of the Common Stock that you beneficially own* and the form of ownership and the date that you acquired such stock. Include shares registered in your name individually or jointly with others and shares held in the name of a bank, broker, nominee, depository, or in “street name” for your account. (DO NOT list convertible notes, options, and warrants. See Question #3).

3.

Please list any outstanding convertible notes, options, and warrants to purchase Common Stock that you beneficially own*, including (i) the number of shares of Common Stock to be issued upon the exercise of such option or warrant, (ii) the date such option or warrant is exercisable, (iii) the expiration date and (iv) the exercise price per share of EACH such option and warrant.

Number of Shares Covered by Option or Warrant	Date Exercisable	Exercise Price	Expiration Date

4.	Please list the number of shares of Common Stock listed under Question #2 above that you wish to include in the Registration Statement: .

5.	If you are a limited liability company or limited partnership, please name the managing member or general partner and each person controlling such managing member or general partner.

6.

If you are an entity, please identify the natural person(s) who exercise sole or shared voting power* and/or sole or shared investment power* with regard to the shares listed under Question #2 and Question #3.

7.	Please confirm you are not a registered broker-dealer or an affiliate* thereof by checking the following box: ☐

If you are an affiliate of a registered broker-dealer:

(a) please explain the nature of the affiliation:

(b) indicate by checking the box below if you acquired the shares in the ordinary course of business and at the time of the acquisition you did have any plans or proposals, directly or with any other person, to distribute the shares listed under Question #2 and Question #3. ☐

8.	List below the nature of any position, office or other material relationship that you have, or have had within the past three years, with the Company or any of its predecessors or affiliates*.

9.

If you expressly wish to disclaim any beneficial ownership* of any shares listed under Question #2 for any reason in the Registration Statement, indicate below the shares and circumstances for disclaiming such beneficial ownership*.

10.

With respect to the shares that you wish to include in the Registration Statement, please list any party that has or may have secured a lien, security interest or any other claim relating to such shares, and please give a full description of such claims.

11.

Please review Appendix A “Plan of Distribution.” Please identify and describe any method of distribution, other than described in Appendix A, that you plan on using to sell your shares of Common Stock. By signing below you agree to distribute your shares of Common Stock as described in Appendix A and this Item 11 and to notify the Company of any plan to distribute Common Stock that is not described in Appendix A or herein under Item 11.

The undersigned, a selling shareholder of the Company, hereby furnishes the foregoing information for use by the Company in connection with the preparation of the Registration Statement. The undersigned will notify Richard A. Tulli of Gardere Wynne Sewell LLP, at the address specified above, in writing immediately of any changes in the foregoing answers that should be made as a result of any developments occurring prior to the time that all the shares of Common Stock to be registered pursuant to the Registration Statement referred to above are sold pursuant to such Registration Statement. Otherwise, the Company is to understand that the above information continues to be, to the best of the undersigned’s knowledge, information and belief, complete and correct.

Dated: August 13, 2014
HODGES SMALL CAP FUND

By:

Name:

Its:

APPENDIX A

TO EXHIBIT B

CERTAIN TERMS USED IN QUESTIONNAIRE

AFFILIATE

An “affiliate” of a company is a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, such company.

BENEFICIAL OWNERSHIP

A person “beneficially owns” a security if such person, directly or indirectly, has or shares voting power or investment power of such security, whether through a contract, arrangement, understanding, relationship or otherwise. A person is also the beneficial owner of a security if he has the right to acquire beneficial ownership at any time within 60 days through the exercise of any option, warrant or right, or the power to revoke a trust, discretionary account or similar arrangement.

INVESTMENT POWER

“Investment power” includes the power to dispose, or to direct the disposition of, a security.

VOTING POWER

“Voting power” includes the power to vote, or to direct the voting of, a security.